__________, 2004


Dear Prospective Investor:


We are pleased to announce that K-Fed Bancorp, the holding company for Kaiser Federal Bank, is offering shares of its common stock in a subscription offering pursuant to a Plan of Stock Issuance.

We have enclosed the following materials that will help you learn more about the merits of K-Fed Bancorp common stock as an investment. Please read and review the materials carefully.

     PROSPECTUS: This document provides detailed information about Kaiser Federal Bank's operations and the proposed offering of K-Fed Bancorp common stock

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Pacific Standard Time, on ________, 2004.

We invite you and certain depositors to become stockholders of K-Fed Bancorp. Through this offering, you have the opportunity to buy stock directly from K-Fed Bancorp without a commission or a fee.

If you have additional questions regarding the stock issuance, please call us at (___) ___-____, Monday through Friday, 8:30 a.m. to 4:00 p.m., or stop by our Stock Information Center located at 1359 North Grand Avenue in Covina, California.



Sincerely,



K. M. Hoveland
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

[LOGO]                    KEEFE, BRUYETTE & WOODS, INC.




_________, 2004


TO DEPOSITORS AND FRIENDS
OF KAISER FEDERAL BANK
--------------------------------------------------------------------------------
Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting K-Fed Bancorp, the holding company for Kaiser Federal Bank, in offering shares of its common stock in a subscription offering pursuant to a Plan of Stock Issuance.

At the request of K-Fed Bancorp, we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of K-Fed Bancorp common stock being offered to customers of Kaiser Federal Bank and various other persons until 12:00 Noon, Pacific Standard Time, on _________ , 2004. Please read the enclosed offering materials carefully, including the prospectus, for a description of the stock offering. K-Fed Bancorp has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center located at 1359 North Grand Avenue in Covina, California, Monday through Friday, 8:30 a.m. to 4:00 p.m., or feel free to call the Stock Information Center at (___)
___-____.




Very truly yours,




Keefe, Bruyette & Woods, Inc.






THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

_________, 2004


Dear Depositor:

We are pleased to announce that K-Fed Bancorp, the holding company for Kaiser Federal Bank, is offering shares of its common stock in a subscription offering pursuant to a Plan of Stock Issuance.

Unfortunately, K-Fed Bancorp is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of K-Fed Bancorp.




Sincerely,




K. M. Hoveland
President and Chief Executive Officer








THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

________, 2004


Dear Friend:

We are pleased to announce that K-Fed Bancorp, the holding company for Kaiser Federal Bank, is offering shares of its common stock in a subscription offering pursuant to a Plan of Stock Issuance.

Because we believe you may be interested in learning more about the merits of K-Fed Bancorp common stock as an investment, we are sending you the following materials which describe the offering:

     PROSPECTUS: This document provides detailed information about Kaiser Federal Bank's operations and the proposed offering of K-Fed Bancorp common stock.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Pacific Standard Time, on _________, 2004.

As a friend of Kaiser Federal Bank, you will have the opportunity to buy common stock directly from K-Fed Bancorp in the offering without paying a commission or fee. If you have additional questions regarding the stock issuance, please call us at (___) ___-____, Monday through Friday from 8:30 a.m. to 4:00 p.m., or stop by the Stock Information Center located at 1359 North Grand Avenue in Covina, California.

We are pleased to offer you this opportunity to become a stockholder of K-Fed Bancorp.



Sincerely,



K. M. Hoveland
President and Chief Executive Officer







THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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

FACTS ABOUT STOCK ISSUANCE                   no impact on his or her standing as a         for the amount of funds you specify for
                                             customer of Kaiser Federal Bank. The          payment. You will not have access to
                                             stock issuance will allow depositors of       these funds from the day we receive your
The Board of Directors of K-Fed Bancorp,     Kaiser Federal Bank an opportunity to         order until completion or termination of
the holding company for Kaiser Federal       buy common stock and become stockholders      the stock issuance. THERE IS NO PENALTY
Bank, unanimously adopted a Plan of          of K-Fed Bancorp.                             FOR WITHDRAWAL FROM A CERTIFICATE OF
Stock Issuance to issue stock to certain                                                   DEPOSIT.
Kaiser Federal Bank depositors.              WHO IS ELIGIBLE TO PURCHASE COMMON
                                             SHARES IN THE SUBSCRIPTION OFFERING?          CAN I PURCHASE STOCK USING FUNDS IN MY
This brochure answers some of the most       ----------------------------------------      KAISER FEDERAL BANK IRA ACCOUNT?
frequently asked questions about the         Certain past and present depositors of        ----------------------------------------
stock issuance and about your                Kaiser Federal Bank are eligible to           Federal regulations do not permit the
opportunity to invest in the common          purchase common stock in the                  purchase of common stock in connection
stock of K-Fed Bancorp.                      subscription offering.                        with the conversion from your existing
                                                                                           Kaiser Federal Bank IRA account. To
Investment in the common stock of K-Fed      HOW MANY COMMON SHARES ARE BEING OFFERED      accommodate our depositors, we have made
Bancorp involves certain risks. For a        AND AT WHAT PRICE?                            arrangements with an outside trustee to
discussion of these risks and other          ----------------------------------------      allow such purchases. Please call our
factors, including a description of the      K-Fed Bancorp is offering up to               Stock Information Center at (___)
offering, PROSPECTIVE INVESTORS ARE          4,562,625 shares of common stock,             ___-____ for additional information.
URGED TO READ THE ACCOMPANYING               subject to adjustment as described in
PROSPECTUS, especially the discussion        the prospectus, at a price of $10.00 per      WILL DIVIDENDS BE PAID ON THE COMMON
under the heading "Risk Factors."            share through the prospectus.                 STOCK?
                                                                                           ----------------------------------------
WHAT EFFECT WILL THE STOCK ISSUANCE HAVE     HOW MANY SHARES MAY I BUY?                    The Board of Directors of K-Fed Bancorp
ON EXISTING DEPOSIT AND LOAN ACCOUNTS        ----------------------------------------      anticipates paying a cash dividend in
AND CUSTOMER RELATIONSHIPS?                  The minimum order is 25 shares. The           the future. However, the timing and
----------------------------------------     maximum individual purchase is 15,000         amount of such dividends is currently
The stock issuance will have no effect       shares. No person, together with              undetermined.
on existing deposit or loan accounts and     associates of, and persons acting in
customer relationships. Deposits will        concert with that person, may purchase        HOW WILL THE COMMON STOCK BE TRADED?
continue to be federally insured by the      more than 5% of the shares offered, as        ----------------------------------------
Federal Deposit Insurance Corporation to     further discussed in the prospectus.          K-Fed Bancorp's stock is expected to
the maximum legal limit. Interest rates                                                    trade on the NASDAQ National Market
and existing terms and conditions on         WILL THE COMMON STOCK BE INSURED?             under the ticker symbol "KFED." However,
deposit accounts will remain the same        ----------------------------------------      no assurance can be given that an active
upon completion of the stock issuance.       No. Like any other common stock, K-Fed        and liquid market will develop.
Contractual obligations of borrowers of      Bancorp's common stock will not be
Kaiser Federal Bank will not change and      insured.                                      ARE EXECUTIVE OFFICERS AND DIRECTORS OF
there will be no change in the amount,                                                     KAISER FEDERAL BANK PLANNING TO PURCHASE
interest rate, maturity, security or any     HOW DO I ORDER THE COMMON STOCK?              STOCK?
other condition relating to the              ----------------------------------------      ----------------------------------------
respective loans of customers.               You must complete the enclosed Stock          Yes! The executive officers and
                                             Order and Certification Form.                 directors of Kaiser Federal Bank plan to
WILL KAISER FEDERAL BANK'S DEPOSITORS BE     Instructions for completing your Stock        purchase, in the aggregate, $2,550,000
REQUIRED TO PURCHASE STOCK IN THE STOCK      Order and Certification Form are              worth of stock or approximately 6.3% of
ISSUANCE?                                    contained in this packet. Your order          the common stock offered at the maximum
----------------------------------------     must be received by 12:00 Noon, Pacific       of the offering range.
No depositor or other person is required     Standard Time, on _________, 2004.
to purchase stock. However, depositors                                                     MUST I PAY A COMMISSION?
and other eligible persons will be           HOW MAY I PAY FOR MY COMMON STOCK?            ----------------------------------------
provided the opportunity to purchase         ----------------------------------------      No. You will not be charged a commission
stock consistent with the established        First, you may pay for common stock by        or fee on the purchase of common stock
priority of subscription rights, should      check, money order or cash. Interest          in the subscription offering.
they so desire. The decision to purchase     will be paid by Kaiser Federal Bank on
stock will be exclusively that of each       these funds at the regular savings rate
person. Whether an individual decides to     from the day the funds are received
purchase stock or not will have              until the completion or termination of
                                             the stock issuance. Second, you may
                                             authorize us to withdraw funds from your
                                             deposit account or certificate of
                                             deposit at Kaiser Federal Bank
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

                                             ----------------------------------------
                                                             QUESTIONS
FOR ADDITIONAL INFORMATION, YOU MAY
VISIT OR CALL OUR STOCK INFORMATION                             AND
CENTER MONDAY THROUGH FRIDAY, 8:30 A.M.
TO 4:00 P.M. LOCATED IN KAISER FEDERAL                        ANSWERS
BANK'S OFFICE AT 1359 NORTH GRAND            ----------------------------------------
AVENUE, COVINA, CALIFORNIA.
                                             INSERT LOGO
        STOCK INFORMATION CENTER

             (---) --------
                                                        HOLDING COMPANY FOR
           Kaiser Federal Bank
         1359 North Grand Avenue                        KAISER FEDERAL BANK
        Covina, California 91724






                                             THE SHARES OF COMMON STOCK BEING OFFERED
                                             ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT
                                             INSURED OR GUARANTEED BY THE FEDERAL
                                             DEPOSIT INSURANCE CORPORATION OR ANY
                                             OTHER GOVERNMENTAL AGENCY.

                                             THIS IS NOT AN OFFER TO SELL OR A
                                             SOLICITATION OF AN OFFER TO BUY COMMON
                                             STOCK. THE OFFER IS MADE ONLY BY THE
                                             PROSPECTUS.
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